Exhibit 99.1

New River Pharmaceuticals Announces Filing of Investigational New Drug Application for NRP409

RADFORD, Va, June 30, 2006—New River Pharmaceuticals Inc. (NASDAQ: NRPH) announced today that an investigational new drug application (IND) has been submitted to the U.S. Food and Drug Administration for NRP409.

On June 29, New River submitted an IND on NRP409, the company's Carrierwave™ triiodothyronine (T3) hormone, as a treatment for patients with primary hypothyroidism. The company hopes that by reducing the variability of the hormone's availability, while reducing the safety risk associated with other T3 based therapies, NRP409 will mark the first significant improvement in thyroid hormone replacement therapy in approximately half a century.

New River expects to begin enrollment in clinical studies of NRP409 by 3Q06. The company anticipates that NRP409 should warrant a relatively abbreviated development pathway and hopes to file a new drug application (NDA) by the end of 2007. While the U.S. market for thyroid HRTs is significant, with roughly 3 billion doses per year, the field of endocrinology is concentrated enough that the company expects to be able to commercialize and market NRP409 without a partner.

New River also announced that it is evaluating whether to exercise its option to co-promote NRP104 in accordance with a collaboration agreement with Shire plc (LSE: SHP; Nasdaq: SHPGY; TSX: SHQ). NRP104 is currently under review with the FDA as a potential treatment for pediatric attention deficit/hyperactivity disorder. Should New River decide to exercise this option, it expects to field approximately 100 sales representatives in the first half of 2007.

About New River

New River Pharmaceuticals Inc. is a specialty pharmaceutical company developing novel pharmaceuticals that are generational improvements of widely prescribed drugs in large and growing markets.

For further information on New River, please visit the company’s website at www.nrpharma.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains certain forward-looking information that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of New River Pharmaceuticals, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in the New River Pharmaceuticals Inc. annual report on Form 10-K, filed with the SEC on March 15, 2006; the timing, progress and likelihood of success of our product research and development programs; the timing and status of our preclinical and clinical development of potential drugs; the likelihood of success of our drug products in clinical trials and the regulatory approval process; our drug products’ efficacy, abuse and tamper resistance, resistance to intravenous abuse, onset and duration of drug action, ability to provide protection from overdose, ability to improve patients’ symptoms, incidence of adverse events, ability to reduce opioid tolerance, ability to reduce therapeutic variability, and ability to reduce the risks associated with certain therapies; the ability to develop, manufacture, launch and market our drug products; our projections for future revenues, profitability and ability to achieve certain sales targets; our estimates regarding our capital requirements and our needs for additional financing; the likelihood of obtaining favorable scheduling and labeling of our drug products; the likelihood of regulatory approval under the Federal Food, Drug, and Cosmetic Act without having to conduct long and costly trials to generate all of the data which are often required in connection with a traditional new chemical entity; our ability to develop safer and improved versions of widely prescribed drugs using our Carrierwave ™ technology; and our ability to obtain favorable patent claims. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. New River Pharmaceuticals does not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in New River Pharmaceuticals’ annual report on Form 10-K, filed with the SEC on March 15, 2006, as well as other public filings with the SEC.

Contacts:

The Ruth Group
John Quirk (investors)
646-536-7029
jquirk@theruthgroup.com

Zack Kubow (media)
646-536-7020
zkubow@theruthgroup.com